UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE ALKALINE WATER COMPANY INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

99-0367049
(I.R.S. Employer Identification Number)

14646 N. Kierland Blvd., Suite 255
Scottsdale, AZ 85254
Telephone: (480) 656-2423
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Incorp Services, Inc.
3773 Howard Hughes Pkwy., Suite 500S
Las Vegas, NV 89169-6014
Telephone: (702) 866-2500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy of Communications To:
Clark Wilson LLP
Suite 900 - 885 West Georgia Street
Vancouver, British Columbia V6C 3H1, Canada
Telephone: (604) 687-5700
Attention: Mr. Virgil Z. Hlus

From time to time after the effective date of this registration statement.
(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [   ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [   ]

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If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: [   ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.[   ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Proposed Maximum Aggregate Offering Price(1)(2) (3)	Amount of Registration Fee
Common Stock	$50,000,000	$6,060.00
Preferred Stock
Debt Securities
Warrants
Subscription Receipts
Units(4)
Total	$50,000,000	$6,060.00

(1)

There is being registered hereunder an indeterminate number of shares of common stock, shares of preferred stock, warrants, subscription receipts and units of the registrant and an indeterminate amount of debt securities of the registrant, consisting of some or all of these securities, as may be sold from time to time by the registrant. Securities registered hereunder may be sold separately or as units with other securities registered hereunder. There are also being registered hereunder an indeterminate number of shares of common stock, shares of preferred stock, warrants, subscription receipts and units and an indeterminate amount of debt securities as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. The registrant may offer and sell any of such securities or any combination of such securities in one or more offerings up to a total dollar amount of $50,000,000.

(2)

In U.S. dollars or the equivalent thereof for any security denominated in one or more, or units of two or more, foreign currencies or composite currencies based on the exchange rate at the time of sale.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.
(4)	Consists of some or all of the securities listed above, in any combination, including common stock, preferred stock, debt securities, warrants and subscription receipts.

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The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus	Subject to Completion, Dated January 30, 2019

The Alkaline Water Company Inc.

$50,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Subscription Receipts
Units
_________________________________

We may offer and sell, from time to time, our common stock, preferred stock, debt securities, warrants to purchase debt or equity securities, subscription receipts for debt or equity securities or units of such securities at prices and on terms that will be determined at the time of any such offering. We may offer and sell any of such securities or any combination of such securities in one or more offerings up to a total dollar amount of $50,000,000.

This prospectus provides you with a general description of the securities that we may offer. Each time we offer our securities under this prospectus, we will provide a prospectus supplement containing more specific information about the particular offering. The prospectus supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a delayed or continuous basis. The prospectus supplement for each offering will provide the specific terms of the plan of distribution for that offering. For more detailed information, see “Plan of Distribution” beginning on page 16 of this prospectus.

Our common stock is listed for trading on the Nasdaq Capital Market and the TSX Venture Exchange under the symbol “WTER”. We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange or other public market. If we decide to seek a listing for any of those securities, that will be disclosed in a prospectus supplement.

Investing in our securities involves significant risks. See “Risk Factors” beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________, 2019.

About This Prospectus

This prospectus is a part of a registration statement that we filed with the United States Securities and Exchange Commission or SEC using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell any of the securities or any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $50,000,000.

This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide a prospectus supplement containing specific information about the terms of that offering and the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus under the heading “Incorporation of Certain Information by Reference” and the additional information described under the heading “Where You Can Find More Information”.

Unless we otherwise indicate or unless the context requires otherwise, all references in this prospectus to:

  the terms “we”, “us”, “our”, “Company” and “Alkaline” refer to The Alkaline Water Company Inc., a Nevada corporation, and its wholly-owned subsidiaries, Alkaline 88, LLC (formerly Alkaline 84, LLC) and A88 Infused Beverage Division, Inc., unless otherwise specified;
  the term “securities” means the common stock, preferred stock, debt securities, warrants, subscription receipts and units described in this prospectus; and
  all reference to “dollars”, “$”, “USD” or “US$” are to U.S. dollars and all reference to “CDN$” are to Canadian dollars.

The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any dealer, salesman or other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer of any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference, is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

About The Alkaline Water Company Inc.

Our company offers retail consumers bottled alkaline water in 500-milliliter, 700-milliliter, 1-liter, 1.5 -liter, 3-liter and 1-gallon sizes under the trade name Alkaline88®. Our product is produced through an electrolysis process that uses specialized electronic cells coated with a variety of rare earth minerals to produce our 8.8 pH drinking water without the use of any chemicals. Our product also incorporates 84 trace minerals from Himalayan salt. Our product is designed to have a clean smooth taste using only purified water and the Himalayan salt. Consumers drink our water because of the taste profile and the perceived health benefits. We are now one of the largest (by sales volume) alkaline water companies in the United States.

Our product is presently available in all 50 states and the District of Columbia at an estimated 47,500 retail locations, although over 50% of our current sales are concentrated in the Southwest and Texas. We distribute our product through several channels. We sell through large national distributors (UNFI, KeHe, C&S, and Core-Mark). We also sell our product directly to retail clients, including convenience stores, natural food products stores, large ethnic markets and national retailers. Some examples of retail clients are: Walmart, Food Lion, Albertson’s, Safeway, Kroger, Schnucks, Smart& Final, Jewel-Osco, Sprouts, Bashas’, Stater Bros. Markets, Unified Grocers, Bristol Farms, Vallarta, Superior Foods, Ingles, HEB and Brookshire’s. Currently, we sell our product to our retailers through brokers and distributors. Our larger retail clients bring the water in through their own warehouse distribution network.

We have not yet established an ongoing source of revenues sufficient to cover our operating costs and to allow us to continue as a going concern. As of September 30, 2018, we had an accumulated deficit of $32,103,032. Our ability to continue as a going concern is dependent on our company obtaining adequate capital to fund operating losses until we become profitable. If we are unable to obtain adequate capital, we could be forced to significantly curtail or cease operations. In its report on our financial statements for the year ended March 31, 2018, our independent registered public accounting firm included an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The principal offices of our company are located at 14646 N. Kierland Blvd., Suite 255, Scottsdale, AZ 85254. Our telephone number is (480) 656-2423. Our corporate website address is www.thealkalinewaterco.com. The information contained on, or that may be accessed through, our corporate website is not part of, and is not incorporated into, this prospectus.

Risk Factors

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information contained in or incorporated by reference in this prospectus in evaluating our company and our business before making an investment decision about our company. Our business, operating results and financial condition could be seriously harmed as a result of the occurrence of any of the following risks. You could lose all or part of your investment due to any of these risks.

Risks Related to Our Business

Because we have a limited operating history, our ability to fully and successfully develop our business is unknown.

We were incorporated in June 6, 2011, and we have only begun producing and distributing alkaline bottled water in 2013, and we have a limited operating history from which investors can evaluate our business. Our ability to successfully develop our products, and to realize consistent, meaningful revenues and profit has not been established and cannot be assured. For us to achieve success, our products must receive broad market acceptance by consumers. Without this market acceptance, we will not be able to generate sufficient revenue to continue our business operation. If our products are not widely accepted by the market, our business may fail.

Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to generate revenues, manage development costs and expenses, and compete successfully with our direct and indirect competitors. We anticipate operating losses in upcoming future periods. This will occur because there are expenses associated with the development, production, marketing, and sales of our products.

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern.

Our financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. We have not yet established an ongoing source of revenues sufficient to cover our operating costs and to allow us to continue as a going concern. As of September 30, 2018, we had an accumulated deficit of $32,103,032. Our ability to continue as a going concern is dependent on our company obtaining adequate capital to fund operating losses until we become profitable. If we are unable to obtain adequate capital, we could be forced to significantly curtail or cease operations.

In its report on our financial statements for the year ended March 31, 2018, our independent registered public accounting firm included an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We will need additional funds to produce, market, and distribute our products.

We will have to spend additional funds to produce, market and distribute our products. If we cannot raise sufficient capital, we may have to cease operations and you could lose your investment. We will need additional funds to produce our products for distribution to our target market. Even after we have produced our products, we will have to spend substantial funds on distribution, marketing and sales efforts before we will know if we have commercially viable and marketable/sellable products.

There is no guarantee that sufficient sale levels will be achieved.

There is no guarantee that the expenditure of money on distribution and marketing efforts will translate into sufficient sales to cover our expenses and result in profits. Consequently, there is a risk that you may lose all of your investment.

Our development, marketing, and sales activities are limited by our size.

Because we are small and do not have much capital, we must limit our product development, marketing, and sales activities. As such we may not be able to complete our production and business development program in a manner that is as thorough as we would like. We may not ever generate sufficient revenues to cover our operating and expansion costs and you may, therefore, lose your entire investment.

Changes in the non-alcoholic beverage business environment and retail landscape could adversely impact our financial results.

The non-alcoholic beverage business environment is rapidly evolving as a result of, among other things, changes in consumer preferences, including changes based on health and nutrition considerations and obesity concerns; shifting consumer tastes and needs; changes in consumer lifestyles; and competitive product and pricing pressures. In addition, the non-alcoholic beverage retail landscape is very dynamic and constantly evolving, not only in emerging and developing markets, where modern trade is growing at a faster pace than traditional trade outlets, but also in developed markets, where discounters and value stores, as well as the volume of transactions through e-commerce, are growing at a rapid pace. If we are unable to successfully adapt to the rapidly changing environment and retail landscape, our share of sales, volume growth and overall financial results could be negatively affected.

Intense competition and increasing competition in the commercial beverage market could hurt our business.

The commercial retail beverage industry, and in particular its non-alcoholic beverage segment, is highly competitive. Market participants are of various sizes, with various market shares and geographical reach, some of whom have access to substantially more sources of capital.

We compete generally with all liquid refreshments, including bottled water and numerous specialty beverages, such as: Core Hydration, SoBe; Snapple; Arizona Ice Tea; Vitamin Water; Gatorade; and Powerade.

We compete indirectly with major international beverage companies including but not limited to: the Coca-Cola Company; PepsiCo, Inc.; Nestlé; Dr Pepper Snapple Group; Groupe Danone; Kraft Foods Group, Inc.; and Unilever. These companies have established market presence in the United States, and offer a variety of beverages that are substitutes to our products. We face potential direct competition from such companies, because they have the financial resources, and access to manufacturing and distribution channels to rapidly enter the alkaline water market. We compete directly with other alkaline water producers and brands focused on the emerging alkaline beverage market including: Eternal; Essentia; Core, Icelandic; Real Water; Aqua Hydrate; Mountain Valley; Qure; Penta; and Alka Power. These companies could bolster their position in the alkaline water market through additional expenditure and promotion.

As a result of both direct and indirect competition, our ability to successfully distribute, market and sell our products, and to gain sufficient market share in the United States to realize profits may be limited, greatly diminished, or totally diminished, which may lead to partial or total loss of your investments in our company.

Alternative non-commercial beverages or processes could hurt our business.

The availability of non-commercial beverages, such as tap water, and machines capable of producing alkaline water at the consumer’s home or at store-fronts could hurt our business, market share, and profitability.

Expansion of the alkaline beverage market or sufficiency of consumer demand in that market for operations to be profitable are not guaranteed.

The alkaline water market is an emerging market and there is no guarantee that this market will expand or that consumer demand will be sufficiently high to allow our company to successfully market, distribute and sell our products, or to successfully compete with current or future competition, all of which may result in total loss of your investment.

A failure to introduce new products or product extensions into new marketplaces successfully could prevent us from achieving long-term profitability.

We compete in an industry characterized by rapid changes in consumer preferences, so our ability to continue developing new products to satisfy our consumers’ changing preferences will determine our long-term success. A failure to introduce new products or product extensions into new marketplaces successfully could prevent us from achieving long-term profitability. In addition, customer preferences are also affected by factors other than taste, such as the publicity. If we do not adjust to respond to these and other changes in customer preferences, our sales may be adversely affected. In addition, a failure to obtain any required regulatory approvals for our proposed products could have a material adverse effect on our business, operating results and financial condition.

Our growth and profitability depends on the performance of third-parties and our relationship with them.

Our distribution network and its success depend on the performance of third parties. Any non-performance or deficient performance by such parties may undermine our operations, profitability, and result in total loss to your investment. To distribute our products, we use a broker-distributor-retailer network whereby brokers represent our products to distributors and retailers who will in turn sell our products to consumers. The success of this network will depend on the performance of the brokers, distributors and retailers of this network. There is a risk that a broker, distributor, or retailer may refuse to or cease to market or carry our products. There is a risk that the mentioned entities may not adequately perform their functions within the network by, without limitation, failing to distribute to sufficient retailers or positioning our products in localities that may not be receptive to our products. Furthermore, such third-parties’ financial position or market share may deteriorate, which could adversely affect our distribution, marketing and sale activities. We also need to maintain good commercial relationships with third-party brokers, distributors and retailers so that they will promote and carry our products. Any adverse consequences resulting from the performance of third-parties or our relationship with them could undermine our operations, profitability and may result in total loss of your investment.

The loss of one or more of our major customers or a decline in demand from one or more of these customers could harm our business.

We have 2 major customers that together account for 34% (18% and 16%, respectively) of accounts receivable at September 30, 2018, and 2 customers that together account for 40% (24% and 16%, respectively) of the total revenues earned for the three months ended September 30, 2018. There can be no assurance that such customers will continue to order our products in the same level or at all. A reduction or delay in orders from such customers, including reductions or delays due to market, economic or competitive conditions, could have a material adverse effect on our business, operating results and financial condition.

Our dependence on a limited number of vendors leaves us vulnerable to having an inadequate supply of required products, price increases, late deliveries, and poor product quality.

We have three vendors that accounted for 58% (33%, 13% and 12% respectively) of purchases for the three months ended September 30, 2018. Like other companies in our industry, we occasionally experience shortages and are unable to purchase our desired volume of products. Increasingly, our vendors are combining and merging together, leaving us with fewer alternative sources. If we are unable to maintain an adequate supply of products, our revenue and gross profit could suffer considerably. Finally, we cannot provide any assurance that our products will be available in quantities sufficient to meet customer demand. Any limits to product access could materially and adversely affect our business and results of operations.

Our business is sensitive to public perception. If any product proves to be harmful to consumers or if scientific studies provide unfavorable findings regarding their safety or effectiveness, then our image in the marketplace would be negatively impacted.

Our results of operations may be significantly affected by the public’s perception of our company and similar companies. Our business could be adversely affected if any of our products or similar products distributed by other companies proves to be harmful to consumers or if scientific studies provide unfavorable findings regarding the safety or effectiveness of our products or any similar products. If our products suffer from negative consumer perception, it is likely to adversely affect our business and results of operations.

Health benefits of alkaline water is not guaranteed or proven, rather it is perceived by consumers.

Health benefits of alkaline water are not guaranteed and have not been proven. There is a consumer perception that drinking alkaline water has beneficial health effects. Consequently, negative changes in consumers’ perception of the benefits of alkaline water or negative publicity surrounding alkaline water may result in loss of market share or potential market share and hence loss of your investment.

Water scarcity and poor quality could negatively impact our production costs and capacity.

Water is the main ingredient in our products. It is also a limited resource, facing unprecedented challenges from overexploitation, increasing pollution, poor management, and climate change. As demand for water continues to increase, as water becomes scarcer, and as the quality of available water deteriorates, we may incur increasing production costs or face capacity constraints that could adversely affect our profitability or net operating revenues in the long run.

Increase in the cost, disruption of supply or shortage of ingredients, other raw materials or packaging materials could harm our business.

We and our bottlers will use water, 84 trace minerals from Himalayan salts, packaging materials for bottles such as plastic and paper products. The prices for these ingredients, other raw materials and packaging materials fluctuate depending on market conditions. Substantial increases in the prices of our or our bottlers’ ingredients, other raw materials and packaging materials, to the extent they cannot be recouped through increases in the prices of finished beverage products, would increase our operating costs and could reduce our profitability. Increases in the prices of our finished products resulting from a higher cost of ingredients, other raw materials and packaging materials could affect the affordability of our products and reduce sales.

An increase in the cost, a sustained interruption in the supply, or a shortage of some of these ingredients, other raw materials, or packaging materials and containers that may be caused by a deterioration of our or our bottlers’ relationships with suppliers; by supplier quality and reliability issues; or by events such as natural disasters, power outages, labor strikes, political uncertainties or governmental instability, or the like, could negatively impact our net revenues and profits.

Changes in laws and regulations relating to beverage containers and packaging could increase our costs and reduce demand for our products.

We and our bottlers intend to offer our products in non-refillable, recyclable containers in the United States. Legal requirements have been enacted in various jurisdictions in the United States requiring that deposits or certain ecotaxes or fees be charged for the sale, marketing and use of certain non-refillable beverage containers. Other proposals relating to beverage container deposits, recycling, ecotax and/or product stewardship have been introduced in various jurisdictions in the United States and overseas, and we anticipate that similar legislation or regulations may be proposed in the future at local, state and federal levels in the United States. Consumers’ increased concerns and changing attitudes about solid waste streams and environmental responsibility and the related publicity could result in the adoption of such legislation or regulations. If these types of requirements are adopted and implemented on a large scale in the geographical regions in which we operate or intend to operate, they could affect our costs or require changes in our distribution model, which could reduce our net operating revenues or profitability.

Significant additional labeling or warning requirements or limitations on the availability of our products may inhibit sales of affected products.

Various jurisdictions may seek to adopt significant additional product labeling or warning requirements or limitations on the availability of our products relating to the content or perceived adverse health consequences of our products. If these types of requirements become applicable to our products under current or future environmental or health laws or regulations, they may inhibit sales of our products.

Unfavorable general economic conditions in the United States could negatively impact our financial performance.

Unfavorable general economic conditions, such as a recession or economic slowdown, in the United States could negatively affect the affordability of, and consumer demand for, our products in the United States. Under difficult economic conditions, consumers may seek to reduce discretionary spending by forgoing purchases of our products or by shifting away from our beverages to lower-priced products offered by other companies, including non-alkaline water. Consumers may also cease purchasing bottled water and consume tap water. Lower consumer demand for our products in the United States could reduce our profitability.

Adverse weather conditions could reduce the demand for our products.

The sales of our products are influenced to some extent by weather conditions in the markets in which we operate. Unusually cold or rainy weather during the summer months may have a temporary effect on the demand for our products and contribute to lower sales, which could have an adverse effect on our results of operations for such periods.

Changes in, or failure to comply with, the laws and regulations applicable to our products or our business operations could increase our costs or reduce our net operating revenues.

The advertising, distribution, labeling, production, safety, sale, and transportation in the United States of our products will be subject to: the Federal Food, Drug, and Cosmetic Act; the Federal Trade Commission Act; the Lanham Act; state consumer protection laws; competition laws; federal, state, and local workplace health and safety laws, such as the Occupational Safety and Health Act; various federal, state and local environmental protection laws; and various other federal, state, and local statutes and regulations. Legal requirements also apply in many jurisdictions in the United States requiring that deposits or certain ecotaxes or fees be charged for the sale, marketing, and use of certain non-refillable beverage containers. The precise requirements imposed by these measures vary. Other types of statutes and regulations relating to beverage container deposits, recycling, ecotaxes and/or product stewardship also apply in various jurisdictions in the United States. We anticipate that additional, similar legal requirements may be proposed or enacted in the future at the local, state and federal levels in the United States. Changes to such laws and regulations could increase our costs or reduce our net operating revenues.

In addition, failure to comply with environmental, health or safety requirements and other applicable laws or regulations could result in the assessment of damages, the imposition of penalties, suspension of production, changes to equipment or processes, or a cessation of operations at our or our bottlers’ facilities, as well as damage to our image and reputation, all of which could harm our profitability.

Our products are considered premium and healthy beverages and are being sold at premium prices compared to our competitors; we cannot provide any assurances as to consumers’ continued market acceptance of our current and future products.

We will compete directly with other alkaline water producers and brands focused on the emerging alkaline beverage market including Eternal, Essentia, Core, Icelandic, Real Water, Aqua Hydrate, Mountain Valley, Qure, Penta, and Alka Power. Products offered by our direct competitors are sold in various volumes and prices with prices ranging from approximately $0.99 for a half-liter bottle to $4.99 for a one-gallon bottle, and volumes ranging from half-liter bottles to one-gallon bottles. We currently offer our product in a one-gallon bottle for an SRP of $4.99, three-liter bottle for an SRP of $3.99, 1.5 liter at an SRP of $2.49, 1 liter at an SRP of $1.99, 700 milliliter single serving at an SRP of $1.19, and a 500 milliliter at an SRP of $0.99. Our competitors may introduce larger sizes and offer them at an SRP that is lower than our products. We can provide no assurances that consumers will continue to purchase our products or that they will not prefer to purchase a competitive product.

If the water or flavors we sell became contaminated, our business could be seriously harmed.

We have adopted various quality, environmental, health and safety standards. However, our products may still not meet these standards or could otherwise become contaminated. A failure to meet these standards or contamination could occur in our operations or those of our bottlers, distributors or suppliers. Such a failure or contamination could result in expensive production interruptions, recalls and liability claims. Moreover, negative publicity could be generated even from false, unfounded or nominal liability claims or limited recalls. Any of these failures or occurrences could negatively affect our business and financial performance.

We are subject to periodic claims and litigation that could result in unexpected expenses and could ultimately be resolved against us.

From time to time, we are involved in litigation and other proceedings, including matters related to product liability claims, stockholder class action and derivative claims, commercial disputes and intellectual property, as well as trade, regulatory, employment, and other claims related to our business. Any of these proceedings could result in significant settlement amounts, damages, fines or other penalties, divert financial and management resources, and result in significant legal fees. An unfavorable outcome of any particular proceeding could exceed the limits of our insurance policies or the carriers may decline to fund such final settlements and/or judgments and could have an adverse impact on our business, financial condition, and results of operations. In addition, any proceeding could negatively impact our reputation among our guests and our brand image.

Our inability to protect our trademarks and trade secrets may prevent us from successfully marketing our products and competing effectively.

Failure to protect our intellectual property could harm our brand and our reputation, and adversely affect our ability to compete effectively. Further, enforcing or defending our intellectual property rights, including our trademarks, copyrights, licenses and trade secrets, could result in the expenditure of significant financial and managerial resources. We regard our intellectual property, particularly our trademarks to be of considerable value and importance to our business and our success. We rely on a combination of trademark laws, confidentiality procedures and contractual provisions to protect our intellectual property rights. There can be no assurance that the steps taken by us to protect these proprietary rights will be adequate or that third parties will not infringe or misappropriate our trademarks, trade secrets or similar proprietary rights. In addition, there can be no assurance that other parties will not assert infringement claims against us, and we may have to pursue litigation against other parties to assert our rights. Any such claim or litigation could be costly. In addition, any event that would jeopardize our proprietary rights or any claims of infringement by third parties could have a material adverse effect on our ability to market or sell our products.

We regularly evaluate potential expansion into international markets, and any expansion into such international operations could subject us to risks and expenses that could adversely impact our business, financial condition and results of operations.

To date, we have not undertaken substantial commercial activities outside of the United States. We have evaluated, and continue to evaluate, potential expansion into certain other international markets. If and when we seek to expand internationally in the future, our sales and operations would be subject to a variety of risks, including fluctuations in currency exchange rates, tariffs, import restrictions and other trade barriers, unexpected changes in legal and regulatory requirements, longer accounts receivable payment cycles, potentially adverse tax consequences, and difficulty in complying with foreign laws and regulations, as well as U.S. laws and regulations that govern foreign activities. Economic uncertainty in some of the geographic regions in which we might operate could result in the disruption of commerce and negatively impact our operations in those areas. Also, if we choose to pursue international expansion efforts, it may be necessary or desirable to contract with third parties, and we may not be able to enter into such agreements on commercially acceptable terms or at all. Further, such arrangements may not perform to our expectations, and we may be exposed to various risks as a result of the activities of our partners.

We rely on key executive officers, and their knowledge of our business would be difficult to replace.

We are highly dependent on our two executive officers, Richard A. Wright and David A. Guarino. We do not have “key person” life insurance policies for any of our officers. The loss of management and industry expertise of any of our key executive officers could result in delays in product development, loss of any future customers and sales and diversion of management resources, which could adversely affect our operating results.

Risk Related to Our Stock

Because we can issue additional shares of common stock, our stockholders may experience dilution in the future.

We are authorized to issue up to 200,000,000 shares of common stock and 100,000,000 shares of preferred stock, of which 34,656,829 shares of common stock are issued and outstanding,1,500,000 shares of Series C Preferred Stock are issued and outstanding, and 3,800,000 shares of Series D Preferred Stock are issued and outstanding as of January 30, 2019. Our board of directors has the authority to cause us to issue additional shares of common stock and preferred stock, and to determine the rights, preferences and privileges of shares of our preferred stock, without consent of our stockholders. Consequently, the stockholders may experience more dilution in their ownership of our stock in the future.

Trading on the Nasdaq Capital Market or TSX Venture Exchange may be volatile, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

Our common stock is listed on the Nasdaq Capital Market and the TSX Venture Exchange. Trading of our common stock may experience wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance.

A decline in the price of our common stock could affect our ability to raise further working capital, it may adversely impact our ability to continue operations and we may go out of business.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because we plan to acquire a significant portion of the funds we need in order to conduct our planned operations through the sale of equity securities, a decline in the price of our common stock could be detrimental to our liquidity and our operations because the decline may cause investors not to choose to invest in our stock. If we are unable to raise the funds we require for all our planned operations, we may be forced to reallocate funds from other planned uses and may suffer a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations. As a result, our business may suffer, and not be successful and we may go out of business. We also might not be able to meet our financial obligations if we cannot raise enough funds through the sale of our equity securities and we may be forced to go out of business.

Because we do not intend to pay any cash dividends on our shares of common stock in the near future, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.

An adverse rating of our debt securities may cause their trading price to fall.

If a rating agency rates our debt securities, if any, it may assign them a low rating. Rating agencies also may lower ratings on our debt securities, if any, in the future. If rating agencies assign a lower-than-expected rating or reduce, or indicate that they may reduce, their ratings in the future, the trading price of our debt securities, if any, could significantly decline.

We cannot assure you that an active trading market will develop for the securities.

There is currently no public market for any of our securities other than our common stock. We do not know if an active market will develop for our other securities, or if developed, whether such a market will continue. If an active market is not developed or maintained, the market price and the liquidity of our other securities may be adversely affected.

Forward-Looking Statements

This prospectus, any prospectus supplement and the information and documents incorporated by reference into this prospectus contain or will contain forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or “continue” or the negative of these terms or other comparable terminology. Forward-looking statements are based on material factors and assumptions made by our company in light of management’s experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we believe are appropriate in the circumstances, including but not limited to, general economic conditions, product pricing levels and competitive intensity, supply constraints, the timing and success of new product introductions, our expectations regarding our business, strategy, opportunities and prospects, including our ability to implement meaningful changes to address business challenges, and our expectations regarding the cash flow from operations. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors”, uncertainties and other factors, that may cause our company’s or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. We caution you not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Except as required by applicable law, including the securities laws of the United States and Canada, we disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Use of Proceeds

Unless we specify otherwise in a prospectus supplement, we intend to use the net proceeds from sales of securities by us for general corporate purposes, which may include reducing any outstanding indebtedness, increasing our working capital or financing acquisitions and capital expenditures. Pending such use, we may temporarily invest the proceeds.

Description of Capital Stock

The aggregate number of shares that we have the authority to issue is 300,000,000, of which 200,000,000 shares are common stock, with a par value of $0.001 per share, and 100,000,000 shares are preferred stock, with a par value of $0.001 per share. 3,000,000 shares of our authorized preferred stock are designated as “Series C Preferred Stock” and have conversion rights. 5,000,000 shares of our authorized preferred stock are designated as “Series D Preferred Stock” and have conversion rights.

As of January 30, 2019, there were 34,656,829 shares of our common stock issued and outstanding, 1,500,000 shares of Series C Preferred Stock issued and outstanding and 3,800,000 shares of Series D Preferred Stock issued and outstanding.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of our stockholders, including the election of directors. Except as otherwise provided by law or as provided in any resolution adopted by our board of directors providing for the issuance of any series of preferred stock, the holders of our common stock possess all voting power. There is no cumulative voting in the election of directors. Stockholders holding at least 331/3% of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation. When a quorum is present or represented at any meeting, the vote of the stockholders of a majority of the stock having voting power present in person or represented by proxy will be sufficient to elect members of our board of directors or to decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the articles of incorporation, a different vote is required in which case such express provision will govern and control the decision of such question. Except as otherwise required by law, any action required to be taken at a meeting of our stockholders, or any other action which may be taken at a meeting of our stockholders, may be taken without a meeting, without prior notice and without a vote if written consents are signed by our stockholders representing a majority of the shares entitled to vote at such a meeting.

Our board of directors has the power to amend our bylaws. As a result, our board of directors can change the quorum and voting requirements at a meeting of our stockholders, subject to the applicable laws.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of our common stock are entitled to receive, when, as and if declared by our board of directors, out of funds legally available therefore, dividends payable in cash, stock or otherwise. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

Upon any liquidation of our company, and after holders of any outstanding series of preferred stock have been paid in full the amounts to which they respectively are entitled or a sum sufficient for such payment in full has been set aside, the remaining net assets of our company are to be distributed pro rata to the holders of our common stock, to the exclusion of holders of our preferred stock.

Our common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. There are no conversions, redemption, sinking fund or similar provisions regarding our common stock.

Preferred Stock

Our preferred stock may be divided into and issued in series. Our board of directors is authorized to divide the authorized shares of preferred stock into one or more series, each of which will be so designated as to distinguish the shares thereof from the shares of all other series and classes. Our board of directors is authorized to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including but not limited to the following.

  The rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends will accrue;
  Whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;
  The amount payable upon shares in the event of voluntary or involuntary liquidation;
  Sinking fund or other provisions, if any, for the redemption or purchase of shares;
  The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;
  Voting powers, if any, provided that if any of the preferred stock or series thereof will have voting rights, such preferred stock or series will vote only on a share for share basis with the common stock on any matter, including but not limited to the election of directors, for which such preferred stock or series has such rights; and
  Subject to the foregoing, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as our board of directors may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.

We must not declare, pay or set apart for payment any dividend or other distribution (unless payable solely in shares of common stock or other class of stock junior to the preferred stock as to dividends or upon liquidation) in respect of common stock, or other class of stock junior to the preferred stock, nor must we redeem, purchase or otherwise acquire for consideration shares of any of the foregoing, unless dividends, if any, payable to holders of preferred stock for the current period (and in the case of cumulative dividends, if any, payable to holders of preferred stock for the current period and in the case of cumulative dividends, if any, for all past periods) have been paid, are being paid or have been set aside for payment, in accordance with the terms of the preferred stock, as fixed by our board of directors.

In the event of the liquidation of our company, holders of preferred stock are entitled to receive, before any payment or distribution on the common stock or any other class of stock junior to the preferred stock upon liquidation, a distribution per share in the amount of the liquidation preference, if any, fixed or determined in accordance with the terms of such preferred stock plus, if so provided in such terms, an amount per share equal to accumulated and unpaid dividends in respect of such preferred stock (whether or not earned or declared) to the date of such distribution. Neither the sale, lease or exchange of all or substantially all of the property and assets of our company, nor any consolidation or merger of our company, will be deemed to be a liquidation for this purpose.

Series C Preferred Stock

3,000,000 shares of our authorized preferred stock are designated as “Series C Preferred Stock.”

Series D Preferred Stock

5,000,000 shares of our authorized preferred stock are designated as “Series D Preferred Stock.”

Anti-Takeover Provisions

Some features of the Nevada Revised Statutes, which are further described below, may have the effect of deterring third parties from making takeover bids for control of our company or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid.

Combination with Interested Stockholder

The Nevada Revised Statutes contain provisions governing combination of a Nevada corporation that has 200 or more stockholders of record with an interested stockholder. As of January 30, 2019, we had approximately 53 stockholders of record. Therefore, we believe that these provisions governing combination of a Nevada corporation do not apply to us and will not until such time as these requirements have been met. At such time as they may apply to us, these provisions may also have effect of delaying or making it more difficult to effect a change in control of our company.

A corporation affected by these provisions may not engage in a combination within three years after the interested stockholder acquires his, her or its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. Generally, if approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors before the person became an interested stockholder or a majority of the voting power held by disinterested stockholders, or if the consideration to be received per share by disinterested stockholders is at least equal to the highest of:

  the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or within three years immediately before, or in, the transaction in which he, she or it became an interested stockholder, whichever is higher;

  the market value per share on the date of announcement of the combination or the date the person became an interested stockholder, whichever is higher; or

  if higher for the holders of preferred stock, the highest liquidation value of the preferred stock, if any.

Generally, these provisions define an interested stockholder as a person who is the beneficial owner, directly or indirectly of 10% or more of the voting power of the outstanding voting shares of a corporation. Generally, these provisions define combination to include any merger or consolidation with an interested stockholder, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an interested stockholder of assets of the corporation having:

  an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation;

  an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or

  representing 10% or more of the earning power or net income of the corporation.

Articles of Incorporation and Bylaws

There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company and that would operate only with respect to an extraordinary corporate transaction involving our company, such as merger, reorganization, tender offer, sale or transfer of substantially all of its assets, or liquidation.

Description of Debt Securities

The following describes the general terms and provisions of the debt securities we may offer. When we offer to sell particular debt securities, we will describe the specific terms of any debt securities offered from time to time in a supplement to this prospectus, which may supplement or change the terms outlined below.

We may issue secured or unsecured and senior or subordinated debt securities. Particular debt securities may have different terms. The senior debt securities will be issued under one or more senior indentures, dated as of a date prior to such issuance, between us and a trustee to be named in a prospectus supplement, as amended or supplemented from time to time. Any subordinated debt securities will be issued under one or more subordinated indentures, dated as of a date prior to such issuance, between us and a trustee to be named in a prospectus supplement, as amended or supplemented from time to time. The indentures will be subject to and governed by the United States Trust Indenture Act of 1939.

Before we issue any debt securities, the form of indentures will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 8-K. For the complete terms of the debt securities, you should refer to the applicable prospectus supplement and the form of indentures for those particular debt securities. We encourage you to read the applicable prospectus supplement and the form of indenture for those particular debt securities before you purchase any of our debt securities.

If we offer debt securities, we will describe the specific terms of the debt securities in a prospectus supplement, including:

  the title of the debt securities;
  the aggregate principal amount of the debt securities, the percentage of the principal amount at which the debt securities will be issued and the date or dates when the principal of the debt securities will be payable or how those dates will be determined;

  whether the amount of payments of principal of, or premium, if any, or interest on, the debt securities will be determined with reference to an index, formula or other method, which could be based on one or more commodities, equity indices or other indices, and how these amounts will be determined;
  provisions with respect to the subordination of the rights of holders of the debt securities to other security holders or creditors;
  whether such debt securities will be convertible into or exchangeable for any other securities and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable and any applicable limitations on ownership or transferability of such other securities received on conversion;
  the person to whom any interest in a debt security will be payable, if other than the registered holder at the close of business on the regular record date;
  the interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, and how the rate or rates will be determined;
  the date or dates from which any interest will accrue or how the date or dates will be determined, the date or dates on which any interest will be payable, any regular record dates for these payments or how these dates will be determined and the basis on which any interest will be calculated, if other than on the basis of a 360-day year of twelve 30-day months;
  the place or places of payment, transfer, conversion and exchange of the debt securities and where notices or demands to or upon us in respect of the debt securities may be served;
  any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events, including but not limited to any make-whole amount, which is the amount in addition to principal and interest that is required to be paid to the holder of a debt security as a result of any optional redemption or accelerated payments of such debt security, or the method for determining the make-whole amount;
  any optional redemption provisions;
  provisions relating to subsidiary guarantees, if any;
  any sinking fund or other provisions that would obligate us to repurchase or redeem the debt securities;
  any changes or additions to the events of default under the applicable indenture or our covenants, including additions of any restrictive covenants, with respect to the debt securities;
  any changes or additions to the provisions concerning defeasance and covenant defeasance contained in the indentures that will be applicable to the debt securities;
  if other than the trustee, the name of any paying agent, security registrar and transfer agent for the debt securities;
  if the debt securities are not to be issued in book-entry form only and held by The Depository Trust Company, or DTC, as depositary, the form of such debt securities, including whether such debt securities are to be issuable in permanent or temporary global form, as registered securities, bearer securities or both, any restrictions on the offer, sale or delivery of bearer securities and the terms, if any, upon which bearer securities may be exchanged for registered securities and vice versa, if permitted by applicable law and regulations;
  the currency or currencies of such debt securities;
  the denomination or denominations that the debt securities will be issued, if other than denominations of $1,000 or any integral multiples in the case of the registered securities and $5,000 or any integral multiples in the case of the bearer securities;
  whether and under what circumstances we will pay additional amounts to holders in respect of any tax assessment or government charge, and, if so, whether we will have the option to redeem the debt securities rather than pay such additional amounts; and
  the name of the trustee and the nature of any material relationship with us or any of our affiliates, and the percentage of debt securities of the class necessary to require the trustee to take action.

Description of Warrants

The following describes the general terms and provisions of the warrants that we may offer. When we offer to sell particular warrants, we will describe the specific terms of any warrants offered from time to time in a supplement to this prospectus, which may supplement or change the terms outlined below.

We may issue warrants for the purchase of common stock, preferred stock, debt securities, additional warrants, units or any combination thereof. We may issue warrants independently or together with common stock, preferred stock, debt securities or units and the warrants may be attached to or separate from these securities. We will evidence warrants by warrant certificates that we may issue under a separate agreement. We may enter into the warrant agreement with a warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to particular warrants.

Before we issue any warrants, the forms of warrant agreement, if any, and warrant certificates will be filed with the SEC and incorporated by reference as exhibits to the registration statement of which this prospectus is a part or as exhibits to a current report on Form 8-K. For the complete terms of the warrants, you should refer to the applicable prospectus supplement and the forms of warrant agreement, if any, and warrant certificate for those particular warrants. We encourage you to read the applicable prospectus supplement and the forms of warrant agreement, if any, and warrant certificate for those particular warrants before you purchase any of our warrants.

If we offer warrants, we will describe the specific terms of the warrants in a prospectus supplement, including:

  the offering price and aggregate number of warrants offered;
  the currency for which the warrants may be purchased;
  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
  if applicable, the date on and after which the warrants and the related securities will be separately transferable;
  in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency, in which, this principal amount of debt securities may be purchased upon such exercise;
  in the case of warrants to purchase common stock, preferred stock, units or additional warrants, the number of shares of common stock, shares of preferred stock, units or additional warrants purchasable upon the exercise of one warrant and the price at which these securities may be purchased upon such exercise;
  the effect of any merger, consolidation, sale or other disposition of our business on the warrants;
  the terms of any rights to redeem or call the warrants;
  any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
  the dates on which the right to exercise the warrants will commence and expire;
  the manner in which the warrant agreement, if any, and warrants may be modified;
  the terms of the securities issuable upon exercise of the warrants; and
  any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Description of Subscription Receipts

The following describes the general terms and provisions of the subscription receipts that we may offer. When we offer to sell particular subscription receipts, we will describe the specific terms of any subscription receipts offered from time to time in a supplement to this prospectus, which may supplement or change the terms outlined below.

We may issue subscription receipts, which will entitle holders to receive upon satisfaction of certain release conditions and for no additional consideration, common stock, preferred stock, warrants, debt securities or units or any combination thereof. We may issue subscription receipts independently or together with common stock, preferred stock, warrants, debt securities or units. We will evidence subscription receipts by subscription receipt certificates that we may issue under a separate agreement. We may enter into the subscription receipt agreement with a subscription receipt agent. We will indicate the name and address of any such subscription receipt agent in the applicable prospectus supplement relating to particular subscription receipts.

Before we issue any subscription receipts, the forms of subscription receipt agreement, if any, and subscription receipt certificates will be filed with the SEC and incorporated by reference as exhibits to the registration statement of which this prospectus is a part or as exhibits to a current report on Form 8-K. For the complete terms of the subscription receipts, you should refer to the applicable prospectus supplement and the forms of subscription receipt agreement, if any, and subscription receipt certificate for those particular subscription receipts. We encourage you to read the applicable prospectus supplement and the forms of subscription receipt agreement, if any, and subscription receipt certificate for those particular subscription receipts before you purchase any of our subscription receipts.

If we offer subscription receipts, we will describe the specific terms of the subscription receipts in a prospectus supplement, including:

  the offering price and aggregate number of subscription receipts offered;
  the currency for which the subscription receipts may be purchased;
  the designation and terms of the securities into which the subscription receipts are convertible;

  if applicable, the date on and after which the subscription receipts and the related securities will be separately transferable;
  in the case of subscription receipts to acquire debt securities, the principal amount of debt securities convertible upon conversion of one subscription receipt;
  in the case of subscription receipts to acquire common stock, preferred stock, warrants or units, the number of shares of common stock, shares of preferred stock, warrants, units or any combination thereof acquirable upon the conversion of one subscription receipt;
  the conditions that must be met in order for holders of subscription receipts to receive for no additional consideration common stock, preferred stock, debt securities, warrants or units, the number of shares of common stock, preferred stock, warrants or units or the amount of debt securities or any combination thereof;
  the effect of any merger, consolidation, sale or other disposition of our business on the subscription receipts;
  the terms of any rights to redeem or call the subscription receipts;
  any provisions for changes to or adjustments in the number of securities issuable upon conversion of the subscription receipts;
  the dates on which the right to convert the subscription receipts will commence and expire;
  the manner in which the subscription receipt agreement, if any, and subscription receipts may be modified;
  the terms of the securities issuable upon conversion of the subscription receipts; and
  any other specific terms, preferences, rights or limitations of or restrictions on the subscription receipts.

Description of Units

We may issue units consisting of one or more warrants, subscription receipts, debt securities, shares of common stock, shares of preferred stock, or any combination of such securities. When we offer to sell particular units, we will describe the specific terms of any units offered from time to time in a supplement to this prospectus, which may supplement or change the terms outlined below.

Before we issue any units, the form of agreement relating to units will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 8-K. For the complete terms of the units, you should refer to the applicable prospectus supplement and the form of units for those particular units. We encourage you to read the applicable prospectus supplement and the form of units for those particular units before you purchase any of our units.

If we offer units, we will describe the specific terms of the units in a prospectus supplement, including:

  the terms of the units and of the warrants, subscription receipts, debt securities, common stock and preferred stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;
  a description of the terms of any agreement governing the units; and
  a description of the provisions for the payment, settlement, transfer or exchange of the units.

Plan of Distribution

General

We may offer and sell the securities described in this prospectus through underwriters, dealers or agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including, without limitation:

  the name or names of any underwriters, dealers or agents, if any;
  the purchase price of the securities and the proceeds we will receive from the sale;
  any underwriting discounts and other items constituting underwriters’ compensation;
  any compensation to underwriters, dealers or agents in connection with the offering; and
  any securities exchange or market on which the securities may be listed.

We may distribute the securities from time to time in one or more transactions at:

  a fixed price or prices, which may be changed;

  market prices prevailing at the time of sale;
  varying prices determined at the time of sale related to such prevailing market prices; or
  other negotiated prices.

Underwriters, dealers or agents, if any, may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business. If material, we will describe in the prospectus supplement the nature of any such relationship and the name of the parties involved.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

By Underwriters

If we use underwriters in the sale of the securities, they may acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. We may agree to pay the underwriters a fee or commission for various services relating to the offering of the securities.

By Dealers

If we use a dealer in the sale of the securities, we may sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time.

By Agents

We may sell the securities directly or through agents we designate from time to time.

Direct Sales

We may sell the securities directly at such prices and upon such terms as agreed to by us and the purchaser. In this case, no underwriters, dealers or agents would be involved in the offering.

Compensation of Underwriters, Dealers or Agents

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the United States Securities Act of 1933.

Delayed Delivery Contracts

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

Stabilization and Other Transactions

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities that we sell to them. In these circumstances, these persons would cover such over-allotments or short positions by exercising their over-allotment option, if any, or making purchases in the open market. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell the securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Indemnification

Underwriters, dealers or agents who participate in the distribution of securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under Canadian and United States securities laws, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.

Experts and Counsel

Our consolidated financial statements for the years ended March 31, 2018 and 2017 have been incorporated by reference in this prospectus from our annual report on Form 10-K for the year ended March 31, 2018 filed with the Securities and Exchange Commission on June 29, 2018 in reliance on the report of AMC Auditing, LLC, an independent registered public accounting firm, which has also been incorporated by reference in this prospectus, given on the authority of said firm as experts in auditing and accounting.

The validity of the securities offered will be passed upon for us by Clark Wilson LLP. If the securities are being distributed through any underwriters, dealers or agents, certain legal matters may be passed upon for them by counsel identified in the applicable prospectus supplement.

Interest of Named Experts and Counsel

No expert named in the registration statement of which this prospectus forms a part as having prepared or certified any part thereof (or is named as having prepared or certified a report or valuation for use in connection with such registration statement) or counsel named in this prospectus as having given an opinion upon the validity of the securities being offered pursuant to this prospectus or upon other legal matters in connection with the registration or offering such securities was employed for such purpose on a contingency basis. Also at the time of such preparation, certification or opinion or at any time thereafter, through the date of effectiveness of such registration statement or that part of such registration statement to which such preparation, certification or opinion relates, no such person had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Incorporation of Certain Information by Reference

The following documents filed by our company with the Securities and Exchange Commission are incorporated into this prospectus by reference:

1.	our annual report on Form 10-K filed on June 29, 2018;
2.	our quarterly reports on Form 10-Q filed on August 14, 2018 and November 13, 2018;

3.

our current reports on Form 8-K filed on April 25, 2018, May 31, 2018, June 20, 2018, September 20, 2018, October 3, 2018, October 15, 2018, November 21, 2018 and January 29, 2019 (except, with respect to each of the foregoing, for the portions of such reports which were deemed to be furnished and not filed); and

4.

the description of our common stock contained in our Form 8-A filed on December 4, 2018, which refers to the description of our securities contained in the post-effective amendment no. 2 to our registration statement on Form S-1 (File No. 333-209124) filed on November 24, 2017, including any amendments or reports filed for the purpose of updating such description.

In addition to the foregoing, we incorporate by reference all documents that we file with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than any documents or information furnished and not filed with the Securities and Exchange Commission), including those filed after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities covered by this prospectus and such documents will become a part of this prospectus from the date that such documents are filed with the Securities and Exchange Commission. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the Securities and Exchange Commission that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, at no cost, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. Requests for documents should be directed to The Alkaline Water Company Inc., 14646 N. Kierland Blvd., Suite 255, Scottsdale, Arizona 85254, Attention: President, telephone number (480) 656-2423. Exhibits to these filings will not be sent unless those exhibits have been specifically incorporated by reference in such filings.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Such filings are available to the public over the internet at the Securities and Exchange Commission’s website at http://www.sec.gov.

We have filed with the Securities and Exchange Commission a registration statement on Form S-3 under the Securities Act of 1933 with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.        Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than any underwriting discounts and commission, payable by us in connection with the issuance and distribution of the securities being registered hereunder. All of the amounts shown are estimates, except for the Securities and Exchange Commission registration fees.

Securities and Exchange Commission registration fee		$6,060.00

Accounting fees and expenses		*

Legal fees and expenses		*

Printing fees and expenses		*

Trustee fees and expenses		*

Transfer agent and registrar fees and expenses		*

Miscellaneous fees and expenses		*

Total	$	*

* These fees and expenses depend on the securities offered and the number of issuances and cannot be estimated at this time.

Item 15.        Indemnification of Directors and Officers

The Nevada Revised Statutes provide that:

  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful;

  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

  to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation must indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

The Nevada Revised Statutes provide that we may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

  by our stockholders;

  by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

  if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

  if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

  by court order.

Our bylaws provide for the mandatory indemnification of our directors and officers to the fullest extent legally permissible under the Nevada Revised Statutes from time to time against all expenses, liability and loss reasonably incurred or suffered by such person in connection with he or she having been or being a party to, threatening to be made a party to, or involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of the company. Advance payment of expenses by the company to such director or officer, as these expenses are incurred in defending a civil or criminal action, suit or proceeding, are subject to an undertaking by or on behalf of the director or officer to repay the amount of such payment if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by our company. The right of indemnification under our bylaws is not exclusive of any other right to indemnification a director or an officer may have.

Our bylaws allow us to purchase and maintain insurance on behalf of any person who is or was a director or officer of our company against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not we would have the power to indemnify such person.

Item 16.        Exhibits

(1)	Underwriting Agreement

1.1**	Form of Underwriting Agreement

(4)	Instruments Defining the Rights of Security Holders, Including Indentures

4.1**	Certificate of Designation for Preferred Stock

4.2**	Form of Indenture

4.3**	Form of Warrant Agreement

4.4**	Form of Warrant Certificate

4.5**	Form of Subscription Receipt Agreement

4.6**	Form of Subscription Receipt Certificate

4.7**	Form of Agreement relating to Units

(5)	Opinion regarding Legality

5.1*	Opinion of Clark Wilson LLP regarding the legality of the securities being registered.

(23)	Consents of Experts and Counsel

23.1*	Consent of AMC Auditing, LLC

23.2*	Consent of Clark Wilson LLP (included in Exhibit 5.1).

(25)	Statement of Eligibility of Trustee

25.1**	Statement of Eligibility of Trustee on Form T-1

*Filed herewith.

** To be filed, when and if necessary, by an amendment to this registration statement or as an exhibit to a current report on Form 8-K and incorporated by reference herein in connection with a specific offering of securities.

Item 17.        Undertakings

The undersigned registrant hereby undertakes:

1.        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.        To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.       To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; Provided, however, That paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

2.        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4.        That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser,

i.        each prospectus filed by the undersigned registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii.       each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

1.        any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

2.        any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

3.        the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

4.        any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under section 305(b)(2) of that Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on January 30, 2019.

The Alkaline Water Company Inc.

By:

/s/ Richard A. Wright
Richard A. Wright
President, Chief Executive Officer and Director
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Richard A. Wright
Richard A. Wright
President, Chief Executive Officer and Director
(Principal Executive Officer)
Date: January 30, 2019

/s/ David A. Guarino
David A. Guarino
Chief Financial Officer, Treasurer and Director
(Principal Financial Officer and Principal
Accounting Officer)
Date: January 30, 2019

/s/ Aaron Keay
Aaron Keay
Director
Date: January 30, 2019

/s/ Bruce Leitch
Bruce Leitch
Director
Date: January 30, 2019

/s/ Brian Sudano
Brian Sudano
Director
Date: January 30, 2019